Exhibit 2.2

ADVANGELISTS, LLC

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”) is made as of December 6, 2018, by and among Advangelists, LLC (the “Company”), Mobiquity Technologies, Inc. (“Mobiquity”), Glen Eagles Acquisition LP (together with Mobiquity, the “Parent”), AVNG Acquisition Sub, LLC (the “Merger Sub”), and Deepankar Katyal, as Member Representative. The Parent, Merger Sub, and the Company are parties to the Agreement and Plan of Merger dated as of November 20, 2018 (the “Agreement”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Parties would like to amend the Agreement in accordance to the terms set forth in this Amendment.

WHEREAS, this Amendment is an amendment of the Agreement pursuant to and within the scope of Section 12.10 of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises and intending to be legally bound, the parties to this Amendment hereby agree as follows:

AMENDMENT

1.	The definition of “Mobiquity Warrants” in Section 1.01 of the Agreement is hereby amended and restated to read in its entirety as follows:

““Mobiquity Warrants” means warrants to purchase one hundred seven million seven hundred fifty-three thousand seven hundred fifty (107,753,750) shares of Mobiquity Common Stock at an exercise price equal to $0.14 per share; payable in cash, via net exercise, or a combination of the foregoing; exercisable for a period of ten (10) years following the Closing Date; and with such other terms and conditions as is more particularly set forth in the form of Mobiquity Warrant attached hereto as Exhibit 1.”

2.	All references to “11,111,111 shares of Gopher Common Stock” throughout the Agreement shall be amended and replaced with “9,209,722 shares of Gopher Common Stock”.

3.	The term “Paying Agent” as used as a singular term throughout the Agreement shall be amended and replaced with the term “Disbursing Agent.”

4.	The term “paying agent” as used as a singular term throughout the Agreement shall be amended and replaced with the term “disbursing agent.”

5.	The term “Paying Agent Agreement” as used as a singular term throughout the Agreement shall be amended and replaced with the term “Disbursing Agent Agreement.”

6.	The term “Paying Agent Fund” as used as a singular term throughout the Agreement shall be amended and replaced with the term “Disbursing Account.”

7.	Section 2.11 (b)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) The “Post-Closing Adjustment” shall be an amount equal to the Closing Working Capital minus $680,000 minus $200,000.”

8.	Section 2.13(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(c)	Payment Procedures. Upon Closing, each Recipient shall be entitled to receive from the Disbursing Agent that portion of the Cash Consideration set forth on the Consideration Spreadsheet subject to the timing and other conditions set forth on the Consideration Spreadsheet and the Disbursing Agent Agreement.”

1

9.	Exhibit 2.13-2 (Letter of Transmittal) shall be deleted in its entirety.

10.	Schedule 5.04, entitled “Written Consent”, is attached hereto and incorporated by reference into this Amendment and the Agreement.

11.	Schedule 5.06, entitled “Resignations”, is attached hereto and incorporated by reference into this Amendment and the Agreement.

12.	Except as modified herein, the provisions of the Agreement shall remain unchanged and in full force and effect.

13.	This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one (1) instrument.

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, the foregoing Amendment is hereby executed as of the date first written above.

ADVANGELISTS, LLC
By: /s/ Deepankar Katyal Name: Deepankar Katyal Title: Manager

MOBIQUITY TECHNOLOGIES, INC.
By: /s/ Dean Julia Name: Dean Julia Title: Chief Executive Officer

GLEN EAGLES ACQUISITION LP By: /s/ Darren Dunckel Name: Darren Dunckel Title: Managing Partner

AVNG ACQUISITION SUB, LLC By: /s/ Dean Julia Name: Dean Julia Title: Manager MEMBER REPRESENTATIVE /s/ Deepankar Katyal Deepankar Katyal

Signature Page to First Amendment to Agreement and Plan of Merger

3

SCHEDULE 5.04

Written Consents

1. Deepankar Katyal

2. Lokesh Mehta

3. Reeve Luiz

4

SCHEDULE 5.06

Resignations

1. Deepankar Katyal

2. Lokesh Mehta

5